Exhibit 99.1

NEWS RELEASE
May 4, 2006	Contact:	Scott R. Royster, EVP and CFO
FOR IMMEDIATE RELEASE		(301) 429-2642
Washington, DC
RADIO ONE, INC. REPORTS
FIRST QUARTER RESULTS
Washington, DC: — Radio One, Inc. (NASDAQ: ROIAK and ROIA) today reported its results for the quarter ended March 31, 2006. Net broadcast revenue was approximately $82.1 million, an increase of 7% from the same period in 2005. Station operating income1 was approximately $35.3 million, a decrease of 6% from the same period in 2005. Operating income was approximately $22.5 million, a decrease of 22% from the same period in 2005. Net income applicable to common stockholders2 was approximately $2.6 million or $0.03 per diluted share, a decrease of 63% from the same period in 2005.
Alfred C. Liggins, III, Radio One’s CEO and President stated, “We are pleased to report a quarter that, while challenging, was actually better than the guidance we gave back in February of this year. We are mindful of the fact that our exceptional performance in Q1 of 2005, when we outgrew our markets by 500 basis points, would make this year’s first quarter that much more difficult. With that said, we continue to focus on maximizing our radio station portfolio and are finding opportunities for growth in places like Philadelphia and St. Louis and improvement in places such as Los Angeles and Cincinnati. Thus, we expect to continue to invest time and effort into our core radio business to maintain our competitive advantage and feel optimistic that in the second half of 2006 we will begin to see the fruits of our labor.”
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PAGE 2 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS
RESULTS OF OPERATIONS

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands)
STATEMENT OF OPERATIONS DATA:

NET BROADCAST REVENUE	$82,083	$77,010

OPERATING EXPENSES:

Programming and technical	19,771	15,606
Selling, general and administrative	26,964	23,922
Corporate expenses	6,670	4,916
Non-cash compensation	252	408
Stock-based compensation	1,577	—
Depreciation and amortization	4,356	3,467

Total operating expenses	59,590	48,319

Operating income	22,493	28,691

INTEREST INCOME	337	472
INTEREST EXPENSE	17,286	12,429
EQUITY IN LOSS OF AFFILIATED COMPANY	481	459
OTHER (EXPENSE) INCOME, NET	(276)	90

Income before provision for income taxes and minority interest in income of subsidiaries	4,787	16,365

PROVISION FOR INCOME TAXES	1,520	6,571
MINORITY INTEREST IN INCOME OF SUBSIDIARIES	674	107

Net income	$2,593	$9,687

Preferred stock dividend	—	2,761

Net income applicable to common stockholders	$2,593	$6,926

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PAGE 3 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands, except per share data)
PER SHARE DATA — basic and diluted:
Net income per share	$0.03	$0.09
Preferred dividends per share	—	0.02

Net income per share applicable to common stockholders	$0.03	$0.07

SELECTED OTHER DATA:
Station operating income	$35,348	$37,482
Station operating income margin (% of net revenue)	43%	49%
Station operating income reconciliation:
Net income	$2,593	$9,687
Plus: Depreciation and amortization	4,356	3,467
Plus: Corporate expenses	6,670	4,916
Plus: Non-cash compensation	252	408
Plus: Stock-based compensation	1,577	—
Plus: Equity in loss of affiliated company	481	459
Plus: Provision for income taxes	1,520	6,571
Plus: Minority interest in income of subsidiaries	674	107
Plus: Interest expense	17,286	12,429
Plus: Other (expense) income, net	(276)	90
Less: Interest income	337	472

Station operating income	$35,348	$37,482

Adjusted EBITDA[3]	$26,573	$32,248
Adjusted EBITDA reconciliation:
Net income	$2,593	$9,687
Plus: Depreciation and amortization	4,356	3,467
Plus: Provision for income taxes	1,520	6,571
Plus: Interest expense	17,286	12,429
Less: Interest income	337	472

EBITDA	25,418	31,682
Plus: Equity in loss of affiliated company	481	459
Plus: Minority interest in income of subsidiaries	674	107

Adjusted EBITDA	$26,573	$32,248

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PAGE 4 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
	(in thousands, except per share data)
Free cash flow[4]	$9,305	$15,051
Free cash flow reconciliation:
Net income	$2,593	$9,687
Plus: Depreciation and amortization	4,356	3,467
Plus: Non-cash compensation	252	408
Plus: Stock-based compensation	1,577	—
Plus: Non-cash interest expense	513	459
Plus: Non-cash tax provision	1,338	6,262
Plus: Equity in loss of affiliated company	481	459
Plus: Minority interest in income of subsidiaries	674	107
Less: Amortization of contract termination fee	542	—
Less: Capital expenditures	1,937	3,037
Less: Preferred stock dividends	—	2,761

Free cash flow	$9,305	$15,051

Weighted average shares outstanding — basic[5]	98,705	105,391
Weighted average shares outstanding — diluted[6]	98,743	105,631

	March 31,	December 31,
	2006	2005
	(unaudited)
	(in thousands)
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$23,611	$19,081
Intangible assets, net	2,011,527	2,013,480
Total assets	2,197,941	2,201,380
Total debt (including current portion)	952,516	952,520
Total liabilities	1,168,671	1,177,983
Total stockholders’ equity	1,025,740	1,020,541
Minority interest in subsidiaries	3,530	2,856

	Current Amount	Applicable Interest
	Outstanding	Rate (b)
	(in thousands)
SELECTED LEVERAGE AND SWAP DATA:
Senior bank term debt (swap matures 6/16/2012)	$25,000	5.72%
Senior bank term debt (swap matures 6/16/2010)	25,000	5.52%
Senior bank term debt (swap matures 6/16/2008)	25,000	5.38%
Senior bank term debt (swap matures 6/16/2007)	25,000	5.33%
Senior bank term debt (at variable rates) (a)	200,000	approximately 6.20%
Senior bank term debt (at variable rates) (a)	152,500	approximately 6.20%
8-7/8% senior subordinated notes (fixed rate)	300,000	8.88%
6-3/8% senior subordinated notes (fixed rate)	200,000	6.38%

(a)	Subject to rolling 90-day LIBOR plus a spread currently at 1.25% and incorporated into the rate set forth above. This tranche is not covered by swap agreements described in footnote (b).

(b)	Under its swap agreements, Radio One pays a fixed rate plus a spread based on the Company’s leverage, as defined in its credit agreement. As of March 31, 2006, that spread was 1.25% and is incorporated into the applicable interest rates set forth above.
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PAGE 5 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS
Net broadcast revenue increased to approximately $82.1 million for the quarter ended March 31, 2006 from approximately $77.0 million for the quarter ended March 31, 2005, or 7%. This increase resulted primarily from the consolidation of a full quarter of operating results for Reach Media, Inc. (“Reach Media”) during 2006, compared to one month of the quarter during 2005. We acquired 51% of the common stock of Reach Media in February 2005. Excluding the impact of consolidating the 2006 first quarter operating results of Reach Media, net broadcast revenue declined 4% for the quarter ended March 31, 2006 compared to the same period in 2005. We experienced net broadcast revenue declines in most of our markets, primarily due to overall industry revenue declines for the markets in which we operate. These declines were partially offset by growth in our Houston, Philadelphia, Richmond, and St. Louis markets, additional revenue from our internet initiative, and revenue from our newly launched news/talk network. Net broadcast revenue is reported net of agency and outside sales representative commissions of approximately $9.8 million and $10.0 million for the quarters ended March 31, 2006 and 2005, respectively.
Operating expenses, excluding depreciation and amortization, stock-based compensation, and non-cash compensation increased to approximately $53.4 million for the quarter ended March 31, 2006 from approximately $44.4 million for the quarter ended March 31, 2005, or 20%. This increase resulted primarily from the consolidation of a full quarter of operating results for Reach Media during 2006, compared to one month of the quarter during 2005. Reach Media’s first quarter 2006 operating results include expenses associated with the Tom Joyner syndicated television variety show launched in October 2005. To a lesser extent, the increase was also due to higher music royalties, tower expenses, professional fees, and expenses associated with the newly launched news/talk network. Excluding the operating results of Reach Media, operating expenses excluding depreciation and amortization, stock-based compensation, and non-cash compensation, increased 7% for the quarter ended March 31, 2006 compared to the same period in 2005.
Stock-based compensation was approximately $1.6 million for the quarter ended March 31, 2006, compared to $0 for the same period in 2005. The non-cash expense resulted from our January 1, 2006 adoption of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.”
Depreciation and amortization expense increased to approximately $4.4 million for the quarter ended March 31, 2006 from approximately $3.5 million for the quarter ended March 31, 2005, an increase of approximately $0.9 million, or 26%. The increase is primarily due to the amortization of certain intangibles associated with the acquisition of 51% of the common stock of Reach Media.
Interest expense increased to approximately $17.3 million for the quarter ended March 31, 2006 from approximately $12.4 million for the quarter ended March 31, 2005, an increase of approximately $4.9 million, or 39%. The increase resulted from higher market interest rates, as well as additional interest obligations associated with additional borrowings to fund partially the February 2005 redemption of our 6-1/2% Convertible Preferred Remarketable Term Income Deferrable Equity Securities (“HIGH TIDES”) in an amount of $309.8 million. Additional interest obligations also resulted from borrowings to fund partially our February 2005 acquisition of 51% of Reach Media, and to fund partially our stock repurchase program during the second-half of 2005.
Income before provision for income taxes and minority interest decreased to approximately $4.8 million for the quarter ended March 31, 2006 from approximately $16.4 million for the quarter ended March 31, 2005, a decrease of approximately $11.6 million, or 71%. This decrease was primarily due to a decrease in operating income of approximately $6.2 million, an increase in interest expense of approximately $4.9 million, both as described above. The decrease was also due to an increase in other expense of approximately $0.4 million, primarily due to a write-down of an investment.
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PAGE 6 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS
Provision for income taxes decreased to approximately $1.5 million for the quarter ended March 31, 2006 from approximately $6.6 million for the quarter ended March 31, 2005, a decrease of approximately $5.1 million, or 77%. This decrease was due primarily to lower income before provision for income taxes and minority interest as described above, a reduction to our Ohio tax liability due to a favorable state tax law change, and a release of reserve contingencies. These decreases were partially offset by increases to the provision for the tax impact of adopting SFAS No. 123(R), and an adjustment to our 2005 Kentucky tax liability due to a state tax law change. Excluding the decrease to the provision for adopting SFAS No. 123(R), the state tax law changes, and the contingency reserve release, our effective tax rate as of March 31, 2006 was 41.0%, compared to 40.2% as of March 31, 2005.
Net income decreased to approximately $2.6 million for the quarter ended March 31, 2006 from approximately $9.7 million for the quarter ended March 31, 2005, a decrease of approximately $7.1 million, or 73%. This decrease was due primarily to lower income before provision for income taxes and minority interest, increased minority interest in income of subsidiaries, both of which were partially offset by lower provision for income taxes for the quarter ended March 31, 2006.
Net income applicable to common stockholders decreased to approximately $2.6 million for the quarter ended March 31, 2006 from approximately $6.9 million for the quarter ended March 31, 2005, a decrease of approximately $4.3 million, or 63%. This decrease was primarily due to lower net income, which was partially offset by preferred stock dividends of approximately $2.8 million paid in the quarter ended March 31, 2005, versus no preferred stock dividends paid in the quarter ended March 31, 2006. We redeemed our HIGH TIDES in February 2005.
Station operating income decreased to approximately $35.3 million for the quarter ended March 31, 2006 from $37.5 million for the quarter ended March 31, 2005, or 6%. This decrease was due to the increase in net broadcast revenue, which was more than offset by the increase in operating expenses, as described above.
Other pertinent financial information for the first quarter of 2006 includes capital expenditures of approximately $1.9 million, compared to approximately $3.0 million for the first quarter of 2005. As of March 31, 2006, Radio One had total debt (net of cash balances) of approximately $928.9 million.
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PAGE 7 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS
In April 2006, we announced amendments to certain financial covenants in our existing $800.0 million senior credit facility. The total leverage ratio was increased for the second quarter of 2006, through fiscal year end 2007, while the interest coverage ratio covenant was decreased from its original level for all of fiscal year 2006 through fiscal year 2008. The other material terms and conditions of the senior credit facility, including maturity, interest rates and other financial covenants, were not affected by the amendment.
In March 2006, we announced an agreement to acquire the assets of WIFE-FM, a radio station licensed to Connorsville, Indiana, for approximately $18.0 million in cash. Subject to the necessary regulatory approvals, we will move the station into the Cincinnati metropolitan area and consolidate the station with our existing Cincinnati operations. We expect to complete this acquisition during the second half of 2006.
In September 2005, we announced an agreement to acquire the assets of WHHL-FM (formerly WRDA-FM), a radio station located in the St. Louis metropolitan area for approximately $20.0 million in cash. We began operating the station under a local marketing agreement on October 1, 2005, reformatted its programming, and consolidated it with our existing St. Louis operations. We expect to complete this acquisition during the second quarter of 2006.
The Company adopted SFAS No. 123(R) on January 1, 2006 and anticipates that it will result in an increase in operating expenses in the range of approximately $6.0 to $7.0 million for the full-year of 2006. This increase does not include the potential expense impact of any stock options or similar equity instruments that might be granted during fiscal year 2006.
Radio One will hold a conference call to discuss its results for the first quarter of 2006. This conference call is scheduled for Thursday, May 4, 2006 at 10:00 a.m. Eastern Time. Interested parties should call 1-612-288-0337 at least five minutes prior to the scheduled time of the call and provide the password “Radio One.” The conference call will be recorded and made available for replay from 1:30 p.m. Eastern Time the day of the call, until 11:59 p.m. Eastern Time the following day. Interested parties may listen to the replay by calling 1-320-365-3844; access code 825772. Access to live audio and replay of the conference call will also be available on Radio One’s corporate website at www.radio-one.com. The replay will be made available on the website for the seven business days following the call.
Radio One, Inc. (www.radio-one.com) is the nation’s seventh largest radio broadcasting company (based on 2005 net broadcast revenue) and the largest radio broadcasting company that primarily targets African-American and urban listeners. Including announced acquisitions, Radio One owns and/or operates 71 radio stations located in 22 urban markets in the United States and reaches approximately 14 million listeners every week. Radio One also owns approximately 36% of TV One, LLC (www.tvoneonline.com), a cable/satellite network, programming primarily to African-Americans, which is a joint venture with Comcast Corporation and DIRECTV. Additionally, Radio One owns 51% of Reach Media, Inc. (www.blackamericaweb.com), owner of the Tom Joyner Morning Show and other businesses associated with Tom Joyner, a leading urban media personality. Radio One also syndicates the only national African-American news/talk network on free radio and programs XM 169 The Power, an African-American news/talk channel on XM Satellite Radio.
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PAGE 8 — RADIO ONE, INC. REPORTS FIRST QUARTER RESULTS
Notes:
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Because these statements apply to future events, they are subject to risks and uncertainties that could cause actual results to differ materially, including the absence of a combined operating history with an acquired company or radio station and the potential inability to integrate acquired businesses, need for additional financing, high degree of leverage, seasonal nature of the business, granting of rights to acquire certain portions of the acquired company’s or radio station’s operations, market ratings, variable economic conditions and consumer tastes, as well as restrictions imposed by existing debt and future payment obligations. Important factors that could cause actual results to differ materially are described in Radio One’s reports on Forms 10-K, and 10-Q and other filings with the Securities and Exchange Commission.

1	“Station operating income” consists of net income before depreciation and amortization, provision for income taxes, interest income, interest expense, equity in loss of affiliated company, minority interest in income of subsidiaries, other expense, corporate expenses and stock-based and non-cash compensation expenses. Station operating income is not a measure of financial performance under generally accepted accounting principles. Nevertheless we believe station operating income is often a useful measure of a broadcasting company’s operating performance and is a significant basis used by our management to measure the operating performance of our stations within the various markets because station operating income provides helpful information about our results of operations apart from expenses associated with our physical plant, income taxes provision, investments, debt financings, overhead, and stock-based and non-cash compensation. Station operating income is frequently used as one of the bases for comparing businesses in our industry, although our measure of station operating income may not be comparable to similarly titled measures of other companies. Station operating income does not purport to represent operating loss or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to those measurements as an indicator of our performance. A reconciliation of operating income to station operating income has been provided in this release.

2	Net income applicable to common stockholders is defined as net income minus preferred stock dividends, if any.

3	“Adjusted EBITDA” consists of net income plus (1) depreciation, amortization, provision for income taxes, interest expense, equity in loss of affiliated company and minority interest in income of subsidiaries and less (2) interest income. Net income before interest income, interest expense, income taxes, depreciation and amortization is commonly referred to in our business as “EBITDA.” Adjusted EBITDA and EBITDA are not measures of financial performance under generally accepted accounting principles. We believe Adjusted EBITDA is often a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because Adjusted EBITDA excludes charges for depreciation, amortization and interest expense that have resulted from our acquisitions and debt financings, our provision for income tax expense, as well as our equity in loss of our affiliated company. Accordingly, we believe that Adjusted EBITDA provides helpful information about the operating performance of our business, apart from the expenses associated with our physical plant, capital structure or the results of our affiliated company. Adjusted EBITDA is frequently used as one of the bases for comparing businesses in our industry, although our measure of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. Adjusted EBITDA and EBITDA do not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to EBITDA and Adjusted EBITDA has been provided in this release.

4	“Free cash flow” consists of net income plus (1) depreciation, amortization, stock-based and non-cash compensation, non-cash income taxes, non-cash interest expense, non-cash loss on retirement of assets, minority interest in income of subsidiaries and our share of the non-cash loss of our affiliated company and less (3) amortization of contract termination fee, capital expenditures and dividends on our outstanding preferred stock. Free cash flow is not a measure of financial performance under generally accepted accounting principles. We believe free cash flow is a useful measure of a company’s operating performance and is a significant basis used by our management to measure the operating performance of our business because free cash flow is a reasonable approximation of the amount of excess cash generated by the company’s operations that can be used for debt reduction, acquisitions, investments, potential common stock dividends and/or buybacks and other strategic initiatives outside of the immediate scope of the company’s operations. Free cash flow is frequently used as one of the bases for comparing businesses in our industry, although our measure of free cash flow may not be comparable to similarly titled measures of other companies. Free cash flow does not purport to represent operating income or cash flow from operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as alternatives to those measurements as an indicator of our performance. A reconciliation of net income to free cash flow has been provided in this release.

5	For the three months ended March 31, 2006 and 2005, Radio One had 98,704,884 and 105,390,512 shares of common stock outstanding on a weighted average basis, respectively.

6	For the three months ended March 31, 2006 and 2005, Radio One had 98,743,376 and 105,630,988 shares of common stock outstanding on a weighted average basis, diluted for outstanding stock options, respectively.
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